Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of GlobalSCAPE, Inc. on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Sandra Christal, President and Chief Operating Officer and Daniel McRedmond, Vice President of Finance and Operations, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects,  the financial condition and results of operations of GlobalSCAPE, Inc.

/s/ Sandra Christal
Sandra Christal
President and Chief Operating Officer
November 14, 2003

/s/ Daniel McRedmond
Daniel McRedmond
Vice President of Finance and Operations
November 14, 2003